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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2001

Schuler Homes, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-32461 (Commission file number)	99-0351900 (IRS employer identification no.)

400 Continental Boulevard, Suite 100
El Segundo, California 90245
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (310) 648-7200

    (Former name or former address, if changed since last report)

Item 5. Other Events.

    This report is being filed by the Registrant to announce that it has extended the expiration of its exchange offer (the "Exchange Offer") to exchange up to $250,000,000 aggregate principal amount of its 9 3/8% Senior Notes due 2009 and up to $150,000,000 aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $250,000,000 aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2009 (the "Old Senior Notes") and up to $150,000,000 aggregate principal amount of its outstanding 10 1/2% Senior Subordinated Notes due 2011 (the "Old Senior Subordinated Notes") held by qualified institutional buyers, as defined under the Securities Act (such parties, "Holders"), to 5:00 p.m., New York City time, on Thursday, December 13, 2001, in order to allow additional time for untendered Old Senior Notes to be tendered. The previous expiration date of the Exchange Offer was 5:00 p.m., New York City time, on Monday, December 10, 2001. The press release issued by the Registrant relating to the announcement is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

    (c)  Exhibits:

99.1	Press Release of the Registrant issued on December 10, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2001

SCHULER HOMES, INC.
By:	/s/ THOMAS CONNELLY
	Name:	Thomas Connelly
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits	Method of Filing
99.1	Press Release of the Registrant issued on December 10, 2001.	Filed electronically herewith

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information Exhibits.
SIGNATURES
EXHIBIT INDEX